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Exhibit 10.12

DISPLAYTECH, INC.

1998 STOCK INCENTIVE PLAN

DISPLAYTECH, INC.
1998 STOCK INCENTIVE PLAN

Adopted by the Board of Directors Effective October 12, 1998

I. PURPOSE

        The purpose of the Plan is to provide a means by which selected Employees, Directors and Consultants may be given an opportunity to acquire stock of the Company. The Company, by means of the Plan, seeks to retain the services of persons who are currently Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, Nonstatutory Stock Options and Restricted Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular person as provided herein.

II. DEFINITIONS

        A.    The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

          1.     "1934 Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

          2.     "Award" means, individually or collectively, any Option or Restricted Stock Award.

          3.     "Board" means the Board of Directors of Displaytech, Inc..

          4.     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any such section.

          5.     "Committee" means not less than two members of the Board who are selected by the Board as provided in Paragraph A of Article IV.

          6.     "Common Stock" means the shares of Common Stock of the Company, with par value of $0.001 per share.

          7.     "Company" means Displaytech, Inc. and any Parent and Subsidiary of Displaytech, Inc.

          8.     "Consultant" means any person, including an adviser, engaged by the Company to render services and who does not render such services as an Employee or Director.

          9.     "Director" means an individual elected to the Board by the shareholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

          10.   "Disability" means the condition of being permanently "disabled" within the meaning of Section 22(e)(3) of the Code, namely being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          11.   "Employee" means any person (including a Director) in an employment relationship with the Company.

          12.   "Fair Market Value" means, as of any specified date:

            a).   If the Common Stock is listed on any established stock exchange, its fair market value shall be the closing sale price of the Common Stock (or the average of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) on the business day preceding the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

            b).   If the Common Stock is quoted on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (NASDAQ) System, its fair market value shall be the average of the closing bid and asked prices for the Common Stock on the business day preceding the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

            c).    In the absence of an established market for the Common Stock, the fair market value thereof shall be determined in good faith by the Committee.

          13.   "Holder" means an Employee, Consultant or a Director who has been granted an Award, and any assignee or transferee of such person as permitted under the Plan.

          14.   "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Code.

          15.   "Nonstatutory Stock Option" means a stock option other than an Incentive Stock Option.

          16.   "Option" means an Award described in Article VII of the Plan.

          17.   "Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

          18.   "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          19.   "Plan" means the 1998 Stock Incentive Plan of Displaytech, Inc., as set forth herein and as may be hereafter amended from time to time.

          20.   "Restricted Stock Agreement" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

          21.   "Restricted Stock Award" means an Award described in Article VIII of the Plan.

          22.   "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function.

          23.   "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code; namely, any corporation in which the Company directly or indirectly controls fifty percent (50%) or more of the total combined voting power of all classes of stock having voting power.

III. EFFECTIVE DATE AND DURATION OF THE PLAN

        The Plan shall be effective as of October 12, 1998, the date of its adoption by the Board, subject to its ratification and approval by the shareholders of Displaytech, Inc. on or before October 11, 1999. Until the Plan has been approved by shareholders, any Awards made under the Plan shall be conditioned upon such approval. No Awards may be granted under the Plan after October 11, 2008. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

IV. ADMINISTRATION

        A.    Composition of Committee.    The Plan shall be administered by the Compensation Committee of the Board ("Committee"). At such time the Company becomes subject to reporting obligations under the 1934 Act the Committee shall be constituted so as to permit the Plan to comply with Rule 16b-3. Except as may be permitted without causing the Plan to lose its qualification under Rule 16b-3, no member of the Committee shall be eligible to receive an Award under the Plan and no person who has received an Award in the preceding year shall be eligible to serve on the Committee.

        B.    Authority of the Committee.    Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine: (i) which Employees, Directors and Consultants shall receive Awards; (ii) the time or times when Awards shall be granted; (iii) the type or types of Awards to be granted; and (iv) the number of shares of Common Stock which may be issued under each Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the success of the Company, and such other factors as the Committee in its discretion shall deem relevant. The Committee shall also have such additional powers as are delegated to it by the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry the Award into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

        C.    Non-Uniform Determinations.    Neither the Committee's nor the Board's determinations under the Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective Awards and agreements as to (a) the identity of the Holders, (b) the terms and provisions of the Awards, and (c) the treatment, under Paragraph G of Article VII, of terminations of employment or services. Notwithstanding the foregoing, the Committee's interpretation of Plan provisions shall be uniform as to similarly situated Holders.

        D.    Liability of Committee Members.    No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

        E.    Costs of Plan.    The costs and expenses of administering the Plan shall be borne by the Company.

V. ELIGIBILITY

        Employees, Directors and Consultants are eligible to receive Options and Restricted Stock Awards; provided, however, only Employees are eligible to receive Incentive Stock Options. Members of the Committee shall be eligible to receive Awards only to the extent provided in Paragraph A of Article IV. Any Award may be granted on more than one occasion to the same person, and may include an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, or any combination thereof.

VI. SHARES SUBJECT TO THE PLAN

        A.    Aggregate Number of Shares.    Subject to Article IX, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 300,000 shares. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award, or (ii) to the extent an Award is settled in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan.

        B.    Stock Offered.    The stock to be offered pursuant to the grant of any Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

VII. OPTIONS

        A.    Option Period.    The term of each Option shall be as specified by the Committee at the date of grant, except that no Incentive Stock Option shall be exercisable after the expiration of ten years from the date of grant of such Incentive Stock Option.

        B.    Limitations on Exercise of Option.    An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

        C.    Special Limitations on Incentive Stock Options.    To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company exceeds $100,000, such Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder's Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, unless (i) at the time such Option is granted the exercise price is at least 110 percent of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

        D.    Separate Stock Certificates.    Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonstatutory Stock Option.

        E.    Option Agreement.    Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Section 422 of the Code. An Option Agreement may provide for the payment of the exercise price, in whole or in part, in cash, by the transfer of Common Stock having a Fair Market Value (as of the exercise date of the Option) equal to such exercise price, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, or in any other manner prescribed by the Committee that it determines to be consistent with applicable law and the purpose of this Plan. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly executed written notice, directs: (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which the Holder is entitled upon exercise of the Option; (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm; and (iii) the delivery of the exercise price from sale or margin loan proceeds from the brokerage firm directly to the Company. Such Option Agreement may also include, without limitation, provisions relating to; (a) vesting of Options; (b) tax matters (including provisions covering any applicable employee wage withholding requirements); and (c) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

        F.    Exercise Price and Payment.    The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price (i) shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted if the Option is an Incentive Stock Option and (ii) shall be subject to adjustment as provided in Article IX. An Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The exercise price of an Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

        G.    Termination of Employment or Service.

          1.     In the event the employment or service of a Holder of an Option by the Company terminates for any reason other than because of Disability or death, such Option may be exercised at any time prior to the expiration date of the Option or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the Holder was entitled to exercise the Option at the date of such termination.

          2.     In the event the employment or service of a Holder of an Option by the Company terminates because of Disability, such Option may be exercised at any time prior to the expiration date of the Option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the Holder was entitled to exercise the Option at the date of such termination.

          3.     In the event of the death of a Holder of an Option while employed by or providing service to the Company, such Option may be exercised at any time prior to the expiration date of the Option or the expiration of one year after the date of such death, whichever is the shorter period, but only if and to the extent the Holder was entitled to exercise the Option on the date of death. An Incentive Stock Option may be exercised only by the person or persons to whom such Holder's rights under the Option shall pass by the Holder's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

          4.     The Committee, at the time of grant or at any time thereafter, may extend the three-month and one-year post-termination exercise periods any length of time not later than the original expiration date of the Option, and may increase the portion of the Option that is exercisable, subject to such terms and conditions as the Committee may determine.

          5.     To the extent that the Option of any deceased Holder or of any Holder whose employment or service terminates is not exercised within the applicable period, all further rights to purchase Common Stock pursuant to such Option shall cease and terminate.

        H.    Rights As a Shareholder.    The Holder of an Option under the Plan shall have no rights as a shareholder with respect to the Common Stock subject to such Option until the date of issue to the Holder of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

        I.    Options in Substitution for Stock Options Granted by Other Corporations.    Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become Employees as a result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

        J.    Restriction on Sale.    Unless otherwise permitted by the Committee, if an officer subject to Section 16 of the 1934 Act or a director exercises an Option within six months of the grant of the Option to such person, the shares acquired upon exercise of the Option may not be sold until six months after the date of grant of the Option; provided, however, that, with respect to Options granted subject to shareholder approval of the Plan, the six-month period shall commence upon such shareholder approval.

VIII. RESTRICTED STOCK AWARDS

        A.    Restriction Period.    At the time a Restricted Stock Award is granted, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph B of this Article VIII or by Article IX.

        B.    Other Terms and Conditions.    Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends during the Restriction Period, to vote Common Stock subject thereto and to enjoy all other shareholder rights, except that: (i) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired; (ii) the Company shall retain custody of the stock certificate during the Restriction Period; (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period; and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. Stock dividends issued with respect to Common Stock awarded pursuant to a Restricted Stock Award shall be treated as additional Common Stock covered by the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service (by retirement, Disability, death or otherwise) of a Holder prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement entered into in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to: (i) vesting of Awards; (ii) tax matters, including provisions covering any applicable employee wage withholding requirements; and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. Unless otherwise permitted by the Committee, if an officer subject to Section 16 of the 1934 Act or a Director receives a Restricted Stock Award, shares issued pursuant to such Award may not be sold until six months after the date of the Award.

        C.    Purchase Price and Payment.    The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that, in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law. If the Committee determines to require payment for Common Stock pursuant to a Restricted Stock Award, payment may be made as described in Paragraph E of Article VII, as appropriate to an award of stock, as determined by the Committee.

        D.    Gross-Up Payments.    At the time of making a Restricted Stock Award the Committee shall decide, in its sole discretion, whether it will make the cash payments described in this Paragraph D to the Holder. If the Committee decides to make such cash payments, then the decision will be irrevocable, and the Company's obligation to make such payments will be set forth in the Restricted Stock Agreement with the Holder. In such event, the following provisions will apply. Within ten (10) business days after the lapse of the Restriction Period applicable to Common Stock that is subject to a Restricted Stock Award, the Company shall make a cash payment to the Holder covered thereby equal to the aggregate of the amount of federal, state and local taxes which such Holder would be required to pay to each such taxing authority attributable to the realization of taxable income, if any, as a result of receipt of Common Stock pursuant to the Restricted Stock Award; provided, however, that the Committee may, in its discretion, make such payment within ten (10) business days after the date of the Restricted Stock Award if the Holder makes an election to be taxed immediately under Section 83(b) of the Code. In computing the amount of such payment, it shall be assumed that every Holder granted a Restricted Stock Award under the Plan is subject to tax by each taxing authority at the highest marginal tax rate in the respective taxing jurisdicti6n of such Holder (provided that the highest marginal tax rate for federal income tax purposes shall be determined without reference to Section 1(g) of the Code), taking into account the city and state in which such Holder resides, but giving effect to the tax benefit, if any, which such Holder may enjoy to the extent that any such tax is deductible in determining the tax liability of any other taxing jurisdiction. In addition to the foregoing, each cash payment due to a Holder hereunder shall be increased by the aggregate of the federal, state and local taxes for which such Holder may be liable (computed on the same basis) on account of the cash payment to be made hereunder, it being the intention of the Company that the Holder shall receive such Common Stock net of all taxes imposed on such Holder on account of the receipt of Common Stock under this Plan.

        D.    Restricted Stock Agreement.    At the time any Award is granted under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

IX. CHANGES IN CAPITAL STRUCTURE

        A.    If the outstanding Common Stock is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Committee in the number and kind of shares available for Awards. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, so that the Holder's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive.

        B.    In the event of a dissolution of the Company, or a merger, consolidation, plan of exchange or similar transaction affecting the Company, in lieu of providing for Options as provided above in Paragraph A of Article IX, or in lieu of having the Options continue unchanged, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which Holders shall have the right to exercise Options in whole or in part without limitation without any limitation on exercisability, and upon the expiration of such 30-day period all unexercised Options shall immediately terminate. If the Committee elects to provide to the Holders such right to exercise their Options during said 30-day period, then the Company will give written notice of such election to the Holders, and any Holder, notwithstanding any provision in his or her Option Agreement to the contrary, may select any manner of payment of the Option exercise price set forth in this Plan. Notwithstanding the foregoing, if the Holder of an Option is subject to Section 16(b) of the 1934 Act and if such event occurs less than six months after the date the Option is granted, the exercise of the Option shall not be accelerated, unless such acceleration is approved by both the Committee and the Holder, if such acceleration would cause the grant or the exercise of the Option to be deemed a purchase subject to Section l6(b) of the 1934 Act and the regulations promulgated thereunder.

        C.    The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities senior to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

        D.    Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards previously granted or the exercise price per share, if applicable.

X. AMENDMENT AND TERMINATION OF THE PLAN

        A.    The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not previously been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Award previously granted may be made which would impair the rights of the Holder without the consent of the Holder; provided further, that the Board may not, without approval of the shareholders, amend the Plan:

          1.     to increase the maximum number of shares which may be issued on grant or exercise of an Award, except as provided in Article IX;

          2.     to change the class of individuals eligible to receive Awards;

          3.     to extend the maximum period during which Awards may be granted under the Plan; or

          4.     to decrease any authority granted to the Committee hereunder if such change would cause the Plan to lose its qualification under Rule 16b-3.

XI. TERMINATION OF AWARDS

        A.    Termination of Award.    Unless an Option Agreement or Restricted Stock Agreement specifies otherwise by express reference to this Article XI, the Committee may cancel any Award, vested or unvested, and may repurchase any Common Stock issued pursuant to an Award, at any time during which the Holder remains employed by, or in service to, the Company, and for one year after termination of such employment or service, upon the Committee's finding that the Holder's job performance or other conduct is detrimental to the interests of the Company, or that the Holder is not in compliance with all other applicable material provisions of the Option Agreement or Restricted Stock Agreement, the Plan, any non-competition, patent assignment, confidentiality or consulting agreement, or with the following conditions:

          1.     A Holder shall not render services for any organization or engage, directly or indirectly, in any business which, in the judgment of the Committee, is or becomes competitive with the

  Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company.

          2.     A Holder shall not, without proper authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material relating to the business of the Company, acquired by the Holder either during or after employment with the Company.

        B.    Repurchase of Common Stock.    The Company shall have the right, exercisable for sixty (60) days after giving written notice to a Holder of the Committee's finding that the Holder is not in compliance with its contractual or other obligations as set forth in this Article XI, to repurchase any Common Stock issued to the Holder pursuant to an Award, at a price equal to the price paid by such Holder for such Common Stock. Payment of the repurchase price will be made to the Holder promptly after return of the Common Stock certificate or certificates to the Company.

XII. MISCELLANEOUS

        A.    No Right To An Award.    Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, a Consultant or a Director any right to be granted an Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement or Restricted Stock Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.

        B.    No Employment Rights Conferred.    Nothing in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or (ii) interfere in any way with the right of the Company to terminate the Employee's employment (or service as a Director, in accordance with applicable corporate law or any applicable contract, or service as a Consultant) at any time for any reason, with or without cause.

        C.    Other Laws: Withholding.    The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

        D.    No Restriction on Corporate Action.    Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action which is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award granted under the Plan. No Employee, Consultant, Director, beneficiary or other person shall have any claim against the Company as a result of any such action.

        E.    Restrictions on Transfer.    An Award shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, that, with the consent of the Committee, Nonstatutory Stock Options may be assigned or transferred, if such assignment or transfer does not cause the Plan to lose its qualification under Rule 16b-3. No consideration may be paid for the transfer of any Nonstatutory Stock Option, and, after any permitted transfer, the Nonstatutory Stock Option shall continue to be subject to the same terms and conditions as were applicable to it immediately prior to its transfer. Before permitting any transfer, the Committee may require the transferee to agree in writing to be so bound. Unless otherwise permitted by the Committee, an officer subject to Section 16 of the 1934 Act or a Director may not transfer a Nonstatutory Stock Option within six months of the date of grant; provided, however, that, with respect to Nonstatutory Stock Options made subject to shareholder approval of the Plan, the six-month period shall commence upon such shareholder approval. Incentive Stock Options may be exercisable during the lifetime of the optionee only by the optionee, or by the optionee's guardian or legal representative.

        F.    Rule 16b-3.    It is intended that the Plan and, except as otherwise determined by the Committee, any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3, as modified or amended from time to time. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3, except as the Committee shall otherwise determine with respect to any particular Award.

        G.    Governing Law.    To the extent that federal laws (such as the Code and the federal securities laws) do not otherwise control, the Plan shall be construed in accordance with the laws of the state of Colorado.

        H.    Headings.    Headings contained in the Plan are for reference purposes and shall not affect the meaning or interpretation of the Plan.

        I.    Implied Consent.    Every Holder, by his or her acceptance of an Award under this Plan, shall be deemed to have consented to be bound, on his or her own behalf and on behalf of such Holder's heirs, permitted assigns, and legal representatives, by all of the terms and conditions of this Plan.

/s/ GEORGE E. CLOUGH George E. Clough Secretary

AMENDMENT NO. 1
TO THE
DISPLAYTECH, INC.
1998 INCENTIVE STOCK OPTION PLAN

        By consent to action of the Board of Directors of Displaytech, Inc. (the "Company") dated August 15, 2001, and upon the consent of Hewlett-Packard, as required by Section 8.5 of the Hewlett-Packard ("HP") Note Purchase Agreement dated July 30, 2001, the shareholders of the Company, at the annual meeting of the shareholders held on September 21, 2001, voted upon and approved the following amendment to the 1998 Stock Option Plan ("Plan"):

  Section VI.A. Aggregate Number of Shares:

        "Subject to Article IX, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 2,699,022 shares. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award, or (ii) to the extent an Award is settled in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan."

        Except as specifically amended herein, all other terms and conditions of the Plan remain the same.

/s/ GEORGE E. CLOUGH George E. Clough Secretary

AMENDMENT NO. 2
TO
DISPLAYTECH, INC.
1998 STOCK INCENTIVE PLAN

        The Displaytech, Inc. (the "Company") 1998 Stock Incentive Plan is hereby amended as follows:

  Section VI.A Aggregate Number of Shares

  The first sentence of Section VI.A. shall be deleted in its entirety and the following shall be inserted in lieu thereof: "Subject to Article IX, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 1,698,241."

Except as modified herein, the 1998 Stock Incentive Plan shall remain in full force and effect as originally adopted by the Board of Directors and the Shareholders effective October 12, 1998 and as amended August 15, 2001.

Certification

        The foregoing Amendment No. 2 to Displaytech, Inc. 1998 Stock Incentive Plan, was adopted by its Board of Directors at a Special Meeting of the Board of Directors held on April 30, 2004.

/s/ RICHARD D. BARTON Richard D. Barton President and Chief Executive Officer

AMENDMENT NO. 3
TO
DISPLAYTECH, INC.
1998 STOCK INCENTIVE PLAN

        The Displaytech, Inc. (the "Company") 1998 Stock Incentive Plan is hereby amended as follows:

Section VI.A. Aggregate Number of Shares

          The first sentence of Section VI.A. shall be deleted in its entirety and the following shall be inserted in lieu thereof: "Subject to Article IX, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 2,148,241."

        Except as modified herein, the 1998 Stock Incentive Plan shall remain in full force and effect as originally adopted by the Board of Directors and the stockholders of the Company effective October 12, 1998 and amended August 15, 2001 and April 30, 2004.

Certification

        The foregoing Amendment No. 3 to Displaytech, Inc. 1998 Stock Incentive Plan was adopted by the Board of Directors of the Company at a special meeting held on July 22, 2004.

/s/ RICHARD D. BARTON
Richard D. Barton President and Chief Executive Officer

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DISPLAYTECH, INC. 1998 STOCK INCENTIVE PLAN
AMENDMENT NO. 1 TO THE DISPLAYTECH, INC. 1998 INCENTIVE STOCK OPTION PLAN
AMENDMENT NO. 2 TO DISPLAYTECH, INC. 1998 STOCK INCENTIVE PLAN
AMENDMENT NO. 3 TO DISPLAYTECH, INC. 1998 STOCK INCENTIVE PLAN